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                                   CONSENT OF

                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.


Championship Auto Racing Teams, Inc.
755 West Big Beaver Road
Suite 800
Troy, MI  48084

Dear Sirs:

         This consent is hereby provided in connection with the Registration Statement on Form S-3 to be filed by Championship Auto Racing Teams, Inc. with the Securities and Exchange Commission. We hereby consent to the use of our name in the Registration Statement and the prospectus forming a part of such Registration Statement.

                                        Very truly yours,

                                        KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                                        By: /s/ Amy M. Shepherd
                                           ------------------------------------
                                            Amy M. Shepherd, Vice President